UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 21, 2008
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 21, 2008, the Board of Directors of Christopher & Banks Corporation (the “Company”) approved amendments to Article I, Section 11 of the Company’s Second Amended and Restated By-Laws to clarify that (1) all nominations for directors and any other proposals of business to be considered at the annual meeting of stockholders can be made only as provided in Article I, Section 11 of the By-Laws, and (2) any adjournment or postponement of an annual meeting or the announcement thereof will not commence a new time period for the giving of a stockholder’s notice as described in the provision.  The amendments were effective immediately.

The foregoing summary of the amendments to Article I, Section 11 of the Second Amended and Restated By-Laws is qualified in its entirety by reference to the full text of Article I, Section 11 of the Second Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

3.1                                 Text of Amended Article I, Section 11 of the Second Amended and Restated By-Laws of Christopher & Banks Corporation (effective May 21, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Andrew K. Moller
Andrew K. Moller Executive Vice President and Chief Financial Officer

Date: May 23, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1	Text of Amended Article I, Section 11 of the Second Amended and Restated By-Laws of Christopher & Banks Corporation (effective May 21, 2008).